Exhibit 99.2

WALTER ENERGY, INC. AND SUBSIDIAIRES QUARTERLY SUPPLEMENTAL FNANCIAL DATA FOR 2012 (Ton information in 000’s metric tons and dollars in USD) Unaudited

	3 Months Ended March 31, 2012			3 Months Ended June 30, 2012			3 Months Ended September 30, 2012			3 Months Ended December 31, 2012
	U.S. Operations	Canadian and U.K. Operations (3)	Total	U.S. Operations	Canadian and U.K. Operations (3)	Total	U.S. Operations	Canadian and U.K. Operations	Total	U.S. Operations	Canadian and U.K. Operations	Total
Total Metallurgical
Sales Metric Tons	1,535	832	2,367	1,784	1,058	2,842	1,880	743	2,623	1,506	1,040	2,546
Production Metric Tons	1,969	1,025	2,994	1,724	976	2,700	1,721	1,604	3,325	1,542	924	2,466
Average Net Selling Price	$221.22	$211.92	$217.95	$194.10	$191.99	$193.31	$196.41	$178.49	$191.34	$153.64	$141.07	$148.51
Average Cash Cost of Sales per Ton (1)(2)	$110.33	$183.49	$136.04	$107.19	$182.34	$135.17	$118.91	$165.98	$132.24	$118.05	$160.50	$135.39
Average Cash Cost of Production per Ton (1)	$71.68	$124.59	$89.79	$73.55	$153.01	$102.28	$85.45	$94.08	$89.61	$86.62	$107.84	$94.57

Low Vol Hard Coking
Sales Metric Tons	1,011	—	1,011	1,097	—	1,097	939	47	986	828	4	832
Production Metric Tons	1,157	9	1,166	1,152	66	1,218	1,015	90	1,105	998	50	1,048
Average Net Selling Price	$235.14	$—	$235.14	$207.88	$—	$207.88	$213.80	$243.30	$215.14	$162.39	$210.40	$162.63
Average Cash Cost of Sales per Ton (1)(2)	$106.13	$—	$106.13	$98.28	$—	$98.28	$101.84	$329.41	$112.18	$98.86	not meaningful	$111.30
Average Cash Cost of Production per Ton (1)	$60.85	$280.91	$62.52	$61.63	$209.35	$69.67	$68.56	$170.50	$76.86	$70.21	$146.93	$73.89

Mid Vol Hard Coking
Sales Metric Tons	286	322	608	396	506	902	678	256	934	467	528	995
Production Metric Tons	565	405	970	331	470	801	473	551	1,024	358	398	756
Average Net Selling Price	$223.12	$250.02	$237.27	$200.18	$223.06	$212.90	$191.99	$197.79	$193.58	$143.43	$153.28	$148.65
Average Cash Cost of Sales per Ton (1)(2)	$137.92	$145.09	$141.69	$146.28	$143.98	$145.00	$135.74	$107.27	$127.94	$143.22	$120.10	$130.97
Average Cash Cost of Production per Ton (1)	$79.61	$104.98	$90.20	$105.38	$80.42	$90.74	$113.60	$78.59	$94.74	$122.47	$82.99	$101.70

High Vol Hard Coking
Sales Metric Tons	238	—	238	291	—	291	263	—	263	211	—	211
Production Metric Tons	247	—	247	241	—	241	233	—	233	186	—	186
Average Net Selling Price	$149.52	$—	$149.52	$138.64	$—	$138.64	$138.28	$—	$138.28	$130.67	$—	$130.67
Average Cash Cost of Sales per Ton (1)(2)	$121.45	$—	$121.45	$119.88	$—	$119.88	$135.02	$—	$135.02	$139.10	$—	$139.10
Average Cash Cost of Production per Ton (1)	$104.30	$—	$104.30	$86.80	$—	$86.80	$101.93	$—	$101.93	$105.48	$—	$105.48

Low Vol PCI
Sales Metric Tons	—	510	510	—	552	552	—	440	440	—	508	508
Production Metric Tons	—	611	611	—	440	440	—	963	963	—	476	476
Average Net Selling Price	$—	$187.91	$187.91	$—	$163.51	$163.51	$—	$160.37	$160.37	$—	$127.83	$127.83
Average Cash Cost of Sales per Ton (1)(2)	$—	$207.70	$207.70	$—	$217.50	$217.50	$—	$182.76	$182.76	$—	$181.38	$181.38
Average Cash Cost of Production per Ton (1)	$—	$135.31	$135.31	$—	$221.91	$221.91	$—	$95.81	$95.81	$—	$124.50	$124.50

Thermal
Sales Metric Tons	782	25	807	871	20	891	927	10	937	655	9	664
Production Metric Tons	816	30	846	908	17	925	805	9	814	552	7	559
Average Net Selling Price	$71.27	$120.96	$72.78	$68.11	$126.61	$69.40	$67.00	$117.55	$67.51	$64.33	$124.44	$65.14
Average Cash Cost of Sales per Ton (1)(2)	$78.87	$111.86	$79.87	$65.39	$103.40	$66.23	$55.27	$131.48	$56.05	$55.83	$70.31	$56.03
Average Cash Cost of Production per Ton (1)	$60.74	$—	$58.59	$55.35	$—	$54.34	$57.21	$—	$56.60	$64.99	$—	$64.17

(1)  Average Cash Cost of Sales per Ton is based on reported Cost of Sales and includes items such as freight, royalties, manpower, fuel and other similar production and sales cost items but excludes depreciation, depletion and post retirement benefits. Average Cash Cost of Production  per Ton is based on period costs of mining and includes items such as manpower, fuel and other similar production items but excludes depreciation, depletion and post retirement benefits. Average Cash Cost per Ton are non-GAAP financial measures which are not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP) and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe Average Cash Cost  per Ton are useful measures of performance  and we believe it aids some investors and analysts in comparing us against other companies to help analyze our current and future potential performance. Average Cash Costof Sales per Ton may not be comparable to similarly titled measures used by other companies.

(2)  Reconciliation of Cash Costs of Sales per Ton to Cost of Sales as disclosed (in thousands USD):

	Quarter Ended March 31, 2012 Actual	Quarter Ended June 30, 2012 Actual	Quarter Ended Sept. 30, 2012 Actual	Quarter Ended December 31, 2012 Actual
Cash Costs of Sales as calculated from above (sales tons times average cash cost per ton)	$386,462	$443,164	$399,384	$381,907
Cash Costs of other products	45,072	42,920	49,381	48,701
Total Cost of Sales	$431,534	$486,084	$448,765	$430,608

(3)  During the third quarter of 2012, in our Canadian and U.K. operations certain metrics around tons included in production were realigned to align with how we account for production in the U.S. operations.  Historically, the Canadian and U.K. operations were not recording tons produced until they were deemed finished goods.  We revised this methodology to include all tons mined, no matter if in process or finished, as produced based on a clean coal tonnage equivalent.  Our Form 8-K filed on November 5, 2012, includes a reconciliation of production statistics previously presented as compared with the realigned methodology from the Western Coal acquisition date of April 1, 2011 through June 30, 2012.